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                                                                   EXHIBIT 10.17






                             [NORTEL NETWORKS LOGO]





                             NORTEL NETWORKS LIMITED

                           RESTRICTED STOCK UNIT PLAN

















                              Dated as of January 30, 1997, as amended effective
                           April 29, 1999, September 1, 1999, February 15, 2000,
                                              May 1, 2000, and November 15, 2000





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                                                          [NORTEL NETWORKS lOGO]

                             NORTEL NETWORKS LIMITED

                           RESTRICTED STOCK UNIT PLAN


1. BACKGROUND; PURPOSE OF THE PLAN

     The Nortel Networks Limited Restricted Stock Unit Plan has been amended and restated to reflect the transactions contemplated by the plan of arrangement (the "Plan of Arrangement") described in the Amended and Restated Arrangement Agreement, made as of January 26, 2000, as amended and restated March 13, 2000, among BCE Inc., Nortel Networks Corporation, New Nortel Inc. and the other parties thereto. In connection with the Plan of Arrangement, New Nortel Inc. acquired from the holders of the common shares (other than BCE Inc. and its affiliates) of Nortel Networks Corporation all of the Nortel Networks Corporation common shares then held by such shareholders in exchange for an equal number of common shares of New Nortel Inc. and each shareholder of BCE Inc. received approximately 0.78 common shares of New Nortel Inc. for each common share of BCE Inc. then held by such BCE shareholder. On the effective date of the Plan of Arrangement, the common shares of New Nortel Inc. were listed on the New York Stock Exchange and The Toronto Stock Exchange in substitution for the common shares of Nortel Networks Corporation. As part of the Plan of Arrangement, Nortel Networks Corporation changed its name to Nortel Networks Limited ("Nortel Limited" or the "Corporation") and New Nortel Inc. changed its name to Nortel Networks Corporation ("Nortel Networks").

     In connection with and effective as of the effective date of the Plan of Arrangement (the "Restatement Effective Date"), awards granted or to be granted under the Plan and the shares subject to the Plan were adjusted and relate to the common shares of Nortel Networks. In all other respects, the terms and provisions of the Plan were reaffirmed, as stated at that time.

     The purpose of the Plan is to promote the long term success of Nortel Networks by providing for the payment of performance bonuses in the form of Shares to Designated Employees. The Plan is designed to encourage Designated Employees to acquire a proprietary interest in Nortel Networks through ownership of Shares, to provide them with additional incentive to further the growth and development of Nortel Networks, to encourage them to remain in the employment of Nortel Networks and to assist Nortel Networks in attracting individuals with experience and ability.

2. DEFINITIONS

     For purposes of the Plan, the terms contained in this Section shall have the following meanings.



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     "Administrator" shall mean such administrator as may be appointed by the
Corporation from time to time to administer the Plan.

     "affiliated companies" shall have the meaning ascribed to the term "affiliated bodies corporate" in Section 2(2) of the CBCA or such other meaning, and shall include such other entities, as may be determined by the Committee.

     "Board of Directors" shall mean the Board of Directors of the Corporation.

     "Business Day" shall mean a day, other than a Saturday or Sunday, on which banking institutions in Canada and the United States are not authorized or obligated by law to close.

     "CBCA" shall mean the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended.

     "Change in Control" shall have the meaning assigned to such term under the Retention Plan.

     "CIC Date" shall have the meaning assigned to such term under the Retention Plan.

     "Committee" shall mean the joint leadership resources committee of the Board of Directors or such other committee of the Board of Directors comprised of members of the Board of Directors as the Board of Directors shall from time to time appoint to administer the Plan.

     "Corporation" shall mean Nortel Networks Limited (known prior to the Plan of Arrangement as Nortel Networks Corporation) or its successors.

     "Designated Employee" shall mean any designated employee of Nortel Networks, but shall not include a member of the Board of Directors who is not also such a designated employee.

     "Effective Date" shall mean the date which the Board of Directors determines will be the date on which a grant of RSUs shall take effect when confirming a Grant of RSUs, and the date on which any determination made by the Committee in connection with any such Grant in accordance with Section 5 hereof shall take effect, provided that the Effective Date shall not be a date prior to the date on which the Board of Directors confirms the Grant of RSUs and, unless otherwise determined, the Effective Date will be the date on which the Board of Directors confirms the Grant of RSUs.

     "Fiscal Year" shall mean any fiscal year of the Corporation, commencing with the fiscal year ending December 31, 1997.

     "Grant" shall mean the number of RSUs allocated to a Designated Employee at any time in accordance with Section 5 hereof.

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     "Nortel Networks" shall mean Nortel Networks Corporation (known prior to the Plan of Arrangement as New Nortel Inc.) or its successors.

     "Nortel Networks Companies" shall mean, collectively, the Corporation, Nortel Networks and their respective subsidiaries and affiliated companies or, individually, any corporate entity included within such group, as the context indicates.

     "Participant" shall mean an individual to whom a Grant has been made in accordance with Section 5 hereof.

     "Performance Criteria" shall mean criteria established by the Committee which, without limitation, may include criteria based on the financial performance of Nortel Networks Companies and/or any company or business unit thereof.

     "Performance Period" shall mean the period established by the Committee in respect of each Grant, which period shall commence and end on the dates designated by the Committee; provided, however, that each Performance Period shall, unless otherwise determined by the Committee, commence no earlier than the first day of the Fiscal Year in which the Grant was made and end no later than the end of the second Fiscal Year following the Fiscal Year in which the Grant was made.

     "Plan" shall mean the Nortel Networks Limited Restricted Stock Unit Plan as set forth herein and as the same may be further amended from time to time.

     "Plan of Arrangement" shall have the meaning assigned to such term in
Section 1 hereof.

     "Release Date" shall mean, unless otherwise determined by the Committee, for the purpose of paragraphs (c) and (f) of Section 6, the day which is 45 Business Days following the end of an applicable Fiscal Year, and, for all other purposes, the tenth Business Day following notification to the Corporation and the Administrator of the occurrence of the event giving rise to the issuance of the RSUs in accordance with the provisions of the Plan, provided, however, that except in the case of the death of a Participant, in no event shall the Release Date in respect of a RSU be earlier than 12 months from the Effective Date of Grant of such RSU.

     "Restatement Effective Date" shall have the meaning assigned to such term in Section 1 hereof.

     "Retention Plan" shall mean the Nortel Networks Corporation Executive Retention and Termination Plan as in effect from time to time prior to a CIC Date.

     "Retirement" shall mean retirement in accordance with the provisions of any pension or retirement plan of Nortel Networks Companies covering the Participant, retirement pursuant to a special pension arrangement entered into by Nortel Networks Companies and a Participant and applicable in lieu of, or in addition to, any pension or retirement plan of Nortel Networks Companies or, if the Participant is not covered by such a plan and/or special pension arrangement, as determined by the Committee.


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     "RSU" shall mean a restricted stock unit allocated to a Designated Employee in accordance with Section 5 hereof which shall upon issuance, in accordance with and subject to the provisions of the Plan, entitle the holder thereof to receive one RSU Share.

     "RSU Shares" shall mean the Shares delivered to Participants in accordance with the provisions of the Plan in settlement of RSUs issued under the Plan.

     "Shares" shall mean the common shares of Nortel Networks and "Share" shall mean a common share of Nortel Networks.

     "Stock Split" shall mean the subdivision on a two-for-one basis of the Shares that became effective at the close of business on the fourth trading day on The Toronto Stock Exchange following the effective date of the Plan of Arrangement.

     "subsidiary" shall have the meaning ascribed to the term "subsidiary body corporate" in Section 2(5) of the CBCA.

3. ADMINISTRATION

     The Committee shall administer the Plan in accordance with its terms. The Committee may, subject to the terms of the Plan, delegate to third parties, including the Administrator if one is appointed, the whole or any part of the administration of the Plan and shall determine the scope of such delegation. Any decision made by the Committee or the Administrator in carrying out its responsibilities with respect to the administration of the Plan shall be final and binding on the Participants.

     In addition to the other powers granted to the Committee under the Plan and subject to the terms of the Plan, the Committee shall have full and complete authority to interpret the Plan. The Committee and/or the Administrator may from time to time prescribe such rules and regulations and make all determinations necessary or desirable for the administration of the Plan. In particular, the Committee shall select the Designated Employees to whom it recommends Grants shall be made and shall determine the amounts and terms of the Grants (including the related Performance Criteria, if any, and the formula to be used to determine the number of RSUs to be issued based on the level of achievement of such Performance Criteria), and the extent to which the Performance Criteria to be achieved during the Performance Period, if any, has been achieved. Any such interpretation, rule, determination or other act of the Committee and/or the Administrator shall be conclusively binding upon all persons, including the Participants and their legal representatives and beneficiaries.

     No member of the Committee, the Board of Directors or the Board of Directors of Nortel Networks shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Corporation shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a member of the Committee or is or was a member of either such Board of Directors and, as such, is or was required or entitled to take action pursuant to the terms of the Plan.

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     Except as Participants may otherwise be advised by prior written notice of at least thirty (30) days, all costs of the Plan, including any administration fees, shall be paid by Nortel Networks.

4. RSU SHARES SUBJECT TO THE PLAN

     Neither Nortel Networks nor the Corporation shall bc required to issue and/or cause to be delivered Shares or issue and/or cause to be delivered certificates evidencing Shares to be delivered pursuant to the Plan unless and until such issuance and delivery is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of any stock exchange upon which Shares of Nortel Networks are listed. Neither Nortel Networks nor the Corporation shall in any event be obligated to take any action to comply with any such laws, regulations, rules, orders or requirements. Subject to the foregoing, the Board of Directors of Nortel Networks may authorize from time to time the issuance by Nortel Networks of Shares and the Board of Directors may authorize from time to time the purchase by the Corporation of Shares for the benefit of Participants on the open market or by private transaction as required in order to administer the Plan.

5. GRANTS

     Subject to the provisions of the Plan, the Committee shall, in its sole discretion and from time to time, determine the Designated Employees to whom it recommends that Grants be made based on their current and potential contribution to the success of Nortel Networks. At such time, the Committee shall also:

     (a) determine, in connection with each Grant, the Effective Date thereof and the number of RSUs to be allocated;

     (b) determine, in connection with each Grant, the Performance Period applicable thereto;

     (c) determine, in connection with each Grant, the Performance Criteria, if any, to be achieved during the Performance Period in order for RSUs to be issued to the Participant; and

     (d) determine the other terms and conditions (which need not be identical and which, without limitation, may include non-competition provisions) of all RSUs covered by any Grant.

     Any Grant and any determination made by the Committee in connection with any such Grant as provided shall be subject to confirmation by the Board of Directors.

6. TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

     Certificates need not be issued with respect to RSUs covered by a Grant or RSUs when issued. The Corporation or the Administrator shall maintain records showing the number of RSUs allocated to each Participant under the Plan. Each Participant shall be notified in



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writing of the number of RSUs covered by a Grant and of the terms and conditions of such Grant, including those described below:

     (a)  NUMBER OF RSUs

     Each notification of Grant shall state the number of RSUs allocated to the Participant and state that each such RSU shall, subject to and in accordance with the terms of the Plan, entitle the Participant to receive one RSU Share,

     (b)  PERFORMANCE CRITERIA

     Each notification of Grant shall describe the Performance Criteria for the Performance Period, if any, established by the Committee that must be achieved for RSUs to be issued to the Participant.

     (c)  ISSUE OF RSUs

     Unless the Committee provides for another Performance Period at the time a Grant is made, and except otherwise provided in paragraphs (d), (e) or (f) of this Section, or in any other employee benefit plan approved by the Board of Directors, subject to the level of achievement of Performance Criteria, if any, determined by the Committee, a Participant shall be issued RSUs covered by a Grant, settled in the form of RSU Shares on the Release Date following the second Fiscal Year subsequent to the Fiscal Year in which the Grant was made; provided the Participant is continuously employed with Nortel Networks Companies from the Effective Date of such Grant to the Release Date. The number of RSU Shares received by a Participant shall be equal to the number of RSUs issued on a Release Date. Any RSUs covered by a Grant that are not issued on a Release Date in accordance with the Plan or are not otherwise settled (i) in accordance with paragraphs (e) or (f) of this Section, or (ii) prior to the applicable Release Date, in accordance with the terms of any other employee benefit plan approved by the Board of Directors, shall be forfeited.

     Notwithstanding anything herein to the contrary, no RSU shall be issued within a period of 12 months from the Effective Date of the Grant of such RSU, except (i) in the event of death of a Participant, in which case the Committee may issue all or a portion of the RSUs covered by a Grant in the form of RSU Shares in accordance with paragraph (d).

     (d) RIGHT TO RSUs IN THE EVENT OF DEATH, RETIREMENT OR TERMINATION OF EMPLOYMENT

     Unless otherwise determined by the Committee:

          (i) In the event of the death of a Participant while in the employment of Nortel Networks, the deceased Participant's estate shall elect in writing to the Corporation, within 120 days of the Participant's death, with respect to each Grant to such Participant for which the established Performance Period had not ended and for which RSUs have not otherwise been issued prior to the date of death, to receive, subject to and in accordance with the provisions of the


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               Plan, RSUs issued in the form of RSU Shares to the deceased
               Participant's estate:

                    (x) as if the Performance Period had ended and the Performance Criteria for any such Grant, if any, had been met (but not exceeded) on the day preceding the date of the Participant's death (in which case, receipt of the election from the Participant's estate shall constitute the event giving rise to the issuance of the RSUs for the purpose of determining the applicable Release Date); or

                    (y) on the Release Date on which all or a portion of the RSUs would otherwise be issued, if at all, in accordance with the Plan had the Participant not died and continued in the employment of Nortel Networks Companies until such Release Date.

               In the event a deceased Participant's estate fails to make an election as herein provided, the Participant's estate shall be deemed to have elected to receive RSUs issued in the form of RSU Shares in accordance with subparagraph (x) above.

               In the event of the death of a Participant following the end of the Performance Period with respect to a Grant of RSUs but prior to the Release Date with respect to such Grant, the number of such RSUs that would otherwise be issued to such Participant shall be issued in the form of RSU Shares and delivered to the Participant's estate in accordance with and subject to paragraph
               (c) of this Section, as if the Participant had continued in the employment of Nortel Networks Companies until the Release Date.

          (ii) In the event of Retirement of a Participant, with respect to each Grant to such Participant for which the Release Date has not occurred and for which RSUs have not been issued prior to the date of Retirement, the RSUs covered by any such Grant to the Participant shall be issued in accordance with and subject to paragraph (c) of this Section, as if the Participant continued in the employment of Nortel Networks Companies until the Release Date.

          (iii)In the event a Participant's employment terminates for any cause other than death or Retirement, the RSUs covered by any Grant to such Participant with respect to which the Release Date has not occurred and for which RSUs have not been issued prior to such termination shall be forfeited as of such termination of employment with Nortel Networks Companies and any such


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               termination of employment for whatever reason shall not entitle a
               Participant to any compensation for loss of any benefit under the Plan.

          (e)  CASH SETTLEMENT ELECTION BY PARTICIPANT

          Except in the event of the occurrence of a Change in Control, a Participant may elect, by notice to the Corporation prior to the applicable Release Date, to settle the RSUs to be issued under paragraph (c) or (d) in the form of a cash payment, and not in the form of RSU Shares. In this case, the Participant shall receive a cash payment from the Corporation equal to the number of RSUs being settled multiplied by the Share Price. For this purpose, the "Share Price" shall be the arithmetic average of the closing prices for the Shares for the 20 trading days immediately preceding the Release Date on (i) The Toronto Stock Exchange for Canadian-resident Participants, or (ii) the New York Stock Exchange for all other Participants. Absent such an election and except in the event of the occurrence of a Change in Control, the RSUs shall be settled in the form of RSU Shares as contemplated in paragraph (c) or (d) of this Section. The election provided for in this paragraph (e) shall not be available for any Participant who does not, immediately prior to the Release Date, satisfy the Share ownership requirements applicable for such Participant as prescribed by Nortel Networks from time to time.

          (f)  RIGHT TO RSUs IN THE EVENT OF A CHANGE IN CONTROL

          In the event of the occurrence of a Change in Control, with respect to all Grants outstanding on the CIC Date,

               (i) notwithstanding any other provision of this Plan, any and all requirements that any level of Performance Criteria be achieved for any purpose applicable to such Grants shall be waived as of the CIC Date; and

               (ii) except as may be otherwise provided under the terms of any other employee benefit plan approved by the Board of Directors, each Participant who has received any such Grants shall, on the Release Date which would have applied had the Change in Control not occurred following the second Fiscal Year subsequent to the Fiscal Year in which such Grant was made, be entitled to receive from the Corporation, in full settlement of an RSU covered by a Grant:

                    (x) a cash payment equal to the Special Value (as defined below) for each Covered RSU (as defined below), if the transaction constituting the Change of Control is accounted for using the purchase method of accounting; or

                    (y) one CIC Share (as defined below) for each Covered RSU (as defined below), if the transaction constituting the Change of Control is accounted for using the pooling method of accounting or if the

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                         method of accounting for the transaction constituting
                         the Change of Control has not been definitively determined as of the applicable Release Date;

               provided that such Participant is continuously employed by Nortel Networks Companies from the Effective Date of such Grant to the Release Date.

          The term "Special Value" shall mean an amount with respect to each Covered RSU determined as follows:

               (i) if any Shares are sold as part of the transaction constituting the Change in Control, the Special Value shall equal the weighted average of the prices paid for those Shares by the acquiror, provided that if any portion of the consideration paid for such Shares by the acquiror is paid in property other than cash, the Board of Directors (as constituted immediately prior to the CIC Date) shall determine the fair market value of such property as of the CIC Date for purposes of determining the Special Value under this paragraph (f); and

               (ii) if no Shares are sold as part of the transaction
                    constituting the Change in Control, the Special Value shall equal the arithmetic average of the closing prices for the Shares on The Toronto Stock Exchange for the 20 trading days immediately preceding the CIC Date.

          The term "CIC Share" shall mean the following with respect to each Covered RSU:

               (i) the number of Consideration Shares (as defined below), rounded to the nearest whole number, that is equal to the product of (x) one Share multiplied by (y) the number of Consideration Shares (as defined below) received by the shareholders of Nortel Networks in respect of one Share, if, in connection with the transaction constituting the Change in Control, the shareholders of Nortel Networks exchange their Shares for, or otherwise convert their Shares into, shares of equity securities of the acquiror (or its direct or indirect parent) (such shares of equity securities, the "Consideration Shares"); and

               (ii) in the case of all other transactions constituting the
                    Change in Control, one Share, as adjusted pursuant to
                    Section 7 hereof in connection with such transaction, if applicable;

and, in each case, as further adjusted pursuant to Section 7, if applicable, in respect of covered events occurring after such Change in Control.


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          The term "Covered RSU" shall mean, with respect to each Grant that is outstanding on the CIC Date, the number of RSUs that would have been issued to a Participant on the applicable Release Date and settled in the form of RSU Shares had (x) the Participant continued in the employment of Nortel Networks Companies until such Release Date and (y) all Performance Criteria applicable to such Grant (determined without regard to the occurrence of the Change in Control) had been met (but not exceeded) during the applicable Performance Period.

          (g)  NON-TRANSFERABILITY

          The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.

          (h)  RSUs NOT SHARES

          Under no circumstances shall RSUs be considered Shares, nor entitle any Participant to the exercise of voting rights, the receipt of dividends or the exercise of any other rights attaching to ownership of Shares.

          (i)  RSU SHARES FULLY PAID

          RSU Shares, if issued by Nortel Networks to settle RSUs under the Plan, shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money Nortel Networks would have received if the RSU Shares had been issued for money.

7. EFFECTS OF ALTERATION OF SHARE CAPITAL

          In the event that, following the Stock Split:

          (a) a dividend shall be declared upon the Shares payable in Shares of Nortel Networks;

          (b) the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or other securities of Nortel Networks or of another corporation, whether through an arrangement, plan of arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, subdivision or consolidation;

          (c) there shall be any change, other than those specified in paragraphs (a) and (b) of this Section, in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged; or

          (d) there shall be a distribution of assets or shares to shareholders of Nortel Networks out of the ordinary course of business,



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then, if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number of RSUs with respect to which Grants may be made pursuant to the Plan but not yet covered by Grants, of the RSUs then covered by Grants, of the RSUs generally available for Grants under the Plan and of the RSUs available for Grants under the Plan in any calendar year, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes.

     No adjustment provided for in this Section shall entitle a Participant to be allocated a fractional RSU, or receive a fractional RSU Share or any payment in lieu thereof, and the total adjustment with respect to each RSU shall be limited accordingly.

8. AMENDMENT AND TERMINATION

     The Board of Directors may from time to time amend, suspend or terminate the Plan in whole or in part. The Committee may from time to time amend the terms of Grants made under the Plan, subject to confirmation by the Board of Directors and the obtaining of any required regulatory or other approvals and, if any such amendment will materially adversely affect the rights of a Participant with respect to a Grant, the obtaining of the written consent of such Participant to such amendment. Notwithstanding the foregoing, (i) the obtaining of the written consent of any Participant to an amendment which materially adversely affects the rights of such Participant with respect to a Grant shall not be required if such amendment is required to comply with applicable laws, regulations, rules, orders of governmental or regulatory authorities or the requirements of any stock exchange on which Shares of Nortel Networks are listed and (ii) no amendment may be made to paragraph (f) of
Section 6 of the Plan or to the defined terms referred to in paragraph (f) of
Section 6 on or after the CIC Date.

9. MISCELLANEOUS PROVISIONS

     Participation in the Plan by a Designated Employee is voluntary. No employee shall have any claim or right to receive Grants under the Plan, and the Grant and issuance of RSUs under the Plan shall not be construed as giving a Participant any right to continue in the employment of Nortel Networks Companies or affect the right of Nortel Networks Companies to terminate the employment of any Participant. Unless the Committee determines otherwise, no notice of termination or payment in lieu thereof shall extend the period of employment for purposes of this Plan.

     The Committee and/or the Administrator may adopt and apply rules that in its opinion will ensure that Nortel Networks Companies will be able to comply with applicable provisions of any federal, provincial, state or local law relating to the withholding of tax, including on the amount, if any, included in income of a Participant. Nortel Networks Companies or the Administrator may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that Nortel Networks Companies will be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. Nortel Networks Companies or the Administrator shall, in this connection, have the right in its discretion to satisfy any such withholding tax liability by retaining or acquiring any Shares which would otherwise be


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issued or provided to a Participant hereunder, or withholding any portion of any cash amount payable to a Participant hereunder. Nortel Networks Companies or the Administrator shall also have the right to withhold the delivery of any RSUs and RSU Shares and any cash payment payable to a Participant hereunder unless and until such Participant pays to Nortel Networks Companies a sum sufficient to indemnify Nortel Networks Companies for any liability to withhold tax in respect of the amounts included in the income of such Participant as a result of the settlement of RSUs under this Plan, to the extent that such tax is not otherwise being withheld from payments to such Participant by Nortel Networks Companies or the Administrator.

     Participation in the Plan by any Participant shall be construed as acceptance of the terms and conditions of the Plan by the Participant and as to the Participant's agreement to be bound thereby. The Plan shall be construed in accordance with and governed by the laws of the Province of Ontario.

     In this Plan, whenever the context so requires, the masculine gender includes the feminine gender and a singular number includes the plural number.

10. EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan originally became effective upon its adoption by the Board of Directors. Any amendments to the Plan shall become effective upon their adoption by the Board of Directors. The Plan shall terminate on the date determined by the Board of Directors pursuant to Section 8 hereof and no Grants may become effective under the Plan after the date of termination, but such termination shall not affect any Grants that became effective pursuant to the Plan prior to such termination.

     The Plan was adopted with immediate effect on January 30, 1997 and was subsequently amended on April 29, 1999 with immediate effect, on August 19, 1999 effective September 1, 1999, on February 15, 2000 with immediate effect, on April 27, 2000, effective as of the Restatement Effective Date, and October 26, 2000 effective on November 15, 2000.


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